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                                                                   Exhibit 10.28

                             STERILE RECOVERIES, INC.


                             1998 STOCK OPTION PLAN



         Sterile Recoveries, Inc. establishes the following 1998 Stock Option Plan for the exclusive benefit of its eligible employees:


                                   ARTICLE I

                           PURPOSE AND INTERPRETATION


         1.1 PURPOSE. The purpose of this Plan is to further the interests of the Company, its Subsidiaries (if any), and its shareholders by providing incentives in the form of Stock Options to key employees who contribute materially to the success and profitability of the Company. The Plan will enable the Company to attract and retain key employees, to reward outstanding individual contributions, and to give selected key employees an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company's continued success and progress.

         1.2 DEFINITIONS. As used in this Plan, the following capitalized terms have the respective definitions attributed to them:

               "ADMINISTRATIVE COMMITTEE" means the Board of Directors or any Board Committee to whom the Board of Directors has delegated the administration of this Plan pursuant to section 2.1.

               "AFFILIATE" means a Subsidiary of the Company, a corporation that directly or indirectly owns 80% or more of the voting securities of the Company, or a corporation of which 80% or more of the voting securities is owned directly or indirectly by the same corporation that directly or indirectly by a parent corporation of the Company.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company.

               "CHANGE IN CONTROL" means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated






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       assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur);
       (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company will not be the surviving corporation or will become a majority-owned subsidiary of a person other than a Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); or (d) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding Common Stock of the Company or any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, (ii) securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, or (iii) with respect to any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, securities of that Subsidiary representing a majority of the combined voting power of all the outstanding securities of that Subsidiary that are entitled to vote generally in the election of its directors, unless in each case enumerated in this clause (d) the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

         "COMMON STOCK" means the common stock, $.001 par value, of the Company.

         "COMPANY" means Sterile Recoveries, Inc., a Florida corporation and the sponsor of this Plan.

         "DATE OF GRANT" means, with respect to a Stock Option, the date as of when it is granted to a Participant.

         "EMPLOYEE" means a person who is employed by the Company or a Subsidiary on a full-time, salaried basis for at least 30 hours each week.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that act.



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         "INCENTIVE OPTION" means a Stock Option granted under this Plan that is intended to qualify as an "incentive stock option," as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the Stock Option.

         "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

         "MARKET VALUE" means, as of any particular date, the mean average of the high bid and low asked prices of the Shares that were quoted on the National Association of Securities Dealers Automated Quotation System on that date, or the weighted mean average of the high and low sales prices of the Shares on the American Stock Exchange or the New York Stock Exchange, if the Shares become listed for trading on either of those securities exchanges.

         "NONQUALIFIED OPTION" means a Stock Option granted under this Plan that is not designated as an Incentive Option.

         "OPTION AGREEMENT" means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant's performance requirements, and limitations applicable to a Stock Option.

         "OPTION YEAR" means, with respect to a Stock Option granted under this Plan, a period of 12 consecutive months beginning on its Date of Grant or an anniversary of its Date of Grant.

         "PARTICIPANT" means an Employee who is selected by the Administrative Committee to receive a Stock Option pursuant to this Plan, in the person's capacity as a participant under the Plan.

         "PLAN" means this 1998 Stock Option Plan of Sterile Recoveries, Inc., as originally adopted and as subsequently amended, modified, or supplemented in accordance with its terms.

         "PROPRIETARY PROPERTY" means all ideas, plans, methods, discoveries, inventions, developments, improvements, trade secrets, intellectual property, and other proprietary data, knowledge, and information that a Participant solely or jointly knows, creates, conceives, develops, or reduces to practice while employed by the Company or any Subsidiary and that directly or indirectly benefits, relates to, or is connected in any way with, the Participant's employment with the Company or a Subsidiary, or any process, product, formula, business, facility, research, equipment, machinery, technique, experiment, computer program, software, source code, or user interface screen or other development of the Company or any Subsidiary.






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         "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that Act.

         "SHARES" means shares of the Common Stock or any securities issued in exchange or substitution for those shares pursuant to a transaction described in section 5.1.

         "STOCK OPTION" means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

         "SUBSIDIARY" means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company and includes any corporation that qualifies as a "subsidiary corporation" as defined in section 424(f) of the Internal Revenue Code.

         1.3 OTHER WORDS. As used in this Plan, (a) the word "or" is not exclusive, (b) the words "consent" and "approval" are synonymous, (c) the word "including" is always without limitation, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the respective meanings ascribed to them:

                 "AFFILIATE" has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

                 "BENEFICIAL OWNER" has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms "BENEFICIALLY OWNED" and "BENEFICIAL OWNERSHIP" have the same meaning as "BENEFICIAL OWNER."

                 "BUSINESS DAY" has the meaning attributed to it in Rule 14d-1(c)(6) under the Exchange Act.

                 "DISABILITY" means a total and permanent disability as defined in section 22(e)(3) of the Internal Revenue Code.

                 "GROUP" has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act and includes two or more persons who agree to act in concert for the purpose of voting, acquiring, or holding any securities of the Company or any Subsidiary.

                 "PARENT CORPORATION" has the meaning attributed to that term in section 424(e) of the Internal Revenue Code.





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         1.4      HEADINGS AND REFERENCES.  The titles and headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a section refers to a section of this Plan.

         1.5 LIMITATION OF RIGHTS. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs, guardians, and personal representatives) any claim, right, remedy, or privilege under or because of this Plan or any provision of it, except that every member of the Administrative Committee is a third-party beneficiary of the provisions of sections 2.2 and 2.4. An employee of the Company or any Subsidiary does not have any claim or right to participate in this Plan, and the grant of a Stock Option to a Participant does not create or extend any right of the Participant to continue to serve as an employee of the Company or any Subsidiary, to participate in any other stock option or employee benefit plan of the Company or any Subsidiary, or to receive the same employee benefits as any other employee of the Company or any Subsidiary. Furthermore, an employee's selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate at any time the Participant's employment with it either at will or as provided in any written employment agreement between it and the Participant.

         1.6 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the United States of America and the State of Florida, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.


                                   ARTICLE II
                              PLAN ADMINISTRATION

         2.1 ADMINISTRATIVE COMMITTEE. This Plan will be administered by the Board of Directors, or, at its election, the Board of Directors may delegate administration of this Plan to an Administrative Committee consisting of two or more directors who are appointed by the Board of Directors and satisfy the criteria described below. The members of the Administrative Committee will serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors has the exclusive power to increase or decrease the size of the Administrative Committee, appoint additional members of the Administrative Committee, remove a member of the Administrative Committee (as such) at any time, with or without cause, and appoint a successor to fill any vacancy on the Administrative Committee. The Board of Directors shall not appoint as a member of the Administrative Committee any director who (a) is an officer or employee of the Company, any Subsidiary, or any parent corporation of the Company or who does not qualify as an "outside director" for purposes of section 162(m) of the Internal Revenue Code, (b) receives directly or







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indirectly from the Company, and Subsidiary, or any parent corporation of the
Company a dollar amount of compensation for services rendered as a consultant or in any capacity other than as a director for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, (c) possesses an interest in any other transaction to which the Company or any Subsidiary was or will be a party and for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, or (d) has a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act. If the Board of Directors is unable to appoint an Administrative Committee comprising two or more directors who satisfy the foregoing criteria, or if the Administrative Committee ceases at any time to comprise directors who satisfy those criteria, the Board of Directors shall serve as the Administrative Committee for this Plan, and all grants of Stock Options under this Plan must be approved by the Board of Directors.

         2.2 POWER AND AUTHORITY. Subject to compliance with all applicable rules and regulations of any relevant authorities, including stock exchanges and the Securities and Exchange Commission, the Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees who will be Participants in this Plan; (c) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan (all of which must be approved by the Board of Directors if a Board Committee serves as the Administrative Committee); (d) grant Stock Options under the Plan, either conditionally or unconditionally; (e) determine when Stock Options will be granted under the Plan; (f) determine the number of Shares subject to each Stock Option; (g) determine the Market Value of a Share in accordance with the provisions of this Plan; (h) determine the terms and conditions of each Stock Option, including the exercise price (which must comply with section 3.4), the methods of exercising the Stock Option, the methods for payment of the exercise price, the time or times when the Stock Option will become exercisable and the duration of the exercise period (which must not exceed the limitations specified in section 3.4), the conditions under which the Stock Option will vest and become exercisable, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Stock Option or any Shares purchased pursuant to it; (i) determine the consideration for the grant of each Stock Option and the consideration to be paid for Shares purchased pursuant to a Stock Option, which may consist of cash, other Shares, or any combination of the foregoing; (j) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (k) authorize any officer or director of the Company to execute in the name and on behalf of the Company any agreement, certificate, instrument, or other document required to carry out the purposes of this Plan; (l) engage the services of any agent, expert, or professional advisor in furtherance of the Plan's purposes; (m) amend any outstanding Option Agreement, subject to complying with applicable legal restrictions and obtaining the approval of the Participant who is a party to the Option Agreement; and (n) take all other actions, and make all other determinations, that are advisable or necessary for the Plan's





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administration.  In the absence of fraud or mistake, any action, decision, interpretation, or determination by the Administrative Committee will be final and binding on all persons.

         The Board of Directors may reserve to itself any of the power and authority conferred on the Administrative Committee, and it may exercise all the power and authority of the Administrative Committee at any time to the exclusion of any Board Committee. All references in this Plan to the Administrative Committee include the Board of Directors whenever it is exercising the power and authority of the Administrative Committee.

         2.3 APPROVAL PROCEDURES. All actions and determinations of the Administrative Committee must be unanimous, unless the Board of Directors is exercising the power and authority of the Administrative Committee. All actions and determinations of the Board of Directors with respect to this Plan must be approved in the manner provided by the Company's Bylaws and applicable corporate law. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either
(a) a resolution adopted by the affirmative vote of the requisite number of members of the Administrative Committee at a meeting, or (b) a written consent signed by the requisite number of members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last director whose signature is necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determination to which it applies.

         2.4 INDEMNIFICATION. A member of the Administrative Committee is not liable for, and the Company releases each member of the Administrative Committee from all liability for, any punitive, incidental, compensatory, consequential, or other damages or obligation to the Company or any Employee, Participant, or other person for any act or omission by the member of the Administrative Committee (including the person's own negligence), or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by the member of the Administrative Committee to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse the member from the Company's assets, for any cost, loss, damage, expense, or liability (including fines, amounts paid in settlement, and legal fees and expenses) incurred by the member by reason of any act or omission for which the member is released from liability pursuant to this section.





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

                                  ARTICLE III
                         STOCK OPTIONS AND PARTICIPANTS

          3.1 STOCK OPTIONS. Benefits under this Plan will consist of Stock Options. The Administrative Committee may designate any Stock Option as an Incentive Option, in which case the Stock Option must comply with the requirements of section 3.5. If no designation is made, a Stock Option will constitute a Nonqualified Option. The Administrative Committee may grant a Participant both Incentive Options and Nonqualified Options, at the same time or at different times.

          3.2 PARTICIPANTS. Every Employee is eligible to be selected by the Administrative Committee to participate in this Plan. The Administrative Committee's designation of an Employee as a Participant at any particular time does not require the Administrative Committee to designate that Employee to receive any Stock Options at any other time or to receive the same Stock Options as any other Participant at any time. The Administrative Committee may consider factors that it considers pertinent in selecting Participants and in determining the terms and conditions of Stock Options awarded to them, including the following: (a) the consolidated financial condition of the Company; (b) the expected net income of the Company for the current or future years; (c) the contributions of an Employee to the success and profitability of the Company; and (d) the adequacy of the Employee's other compensation. The Administrative Committee may award Stock Options to an Employee even if Stock Options previously were granted to the Employee under this or another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

         3.3 BENEFIT LIMITATIONS. The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 300,000 Shares. This amount will be adjusted automatically in accordance with section 5.1. If a Stock Option lapses, expires, or is cancelled, forfeited, or terminated as a whole or in part for any reason other than its exercise, or if Shares issued pursuant to the exercise of a Stock Option are forfeited pursuant to section 4.5, the forfeited Shares or the Shares subject to the unexercised portion of that Stock Option (or the part of it so cancelled, forfeited, or terminated) will be available for the future grant of Stock Options under this Plan. If a Participant pays the exercise price for Shares purchased pursuant to the exercise of a Stock Option by delivering to the Company previously acquired Shares, the number of Shares available for future grants of Stock Options under this Plan will be reduced only by the net amount of Shares issued in connection with the exercise of the Stock Option (that is the number of Shares issuable pursuant to the exercise of the Stock Option, less the number of Shares retained by, or delivered to, the Company in payment of the exercise price).

         3.4 EXERCISE PRICE AND DATES. The purchase price for each Share issuable pursuant to the exercise of a Stock Option must be not less than the Market Value of a





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

Share on the Date of Grant of the Stock Option. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in sections 4.4 and 5.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant ceases to be an Employee. However, if a Participant owns (within the meaning of section 422(b)(6) of the Internal Revenue Code) at the time when an Incentive Option is granted to the Participant stock representing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, any Subsidiary, or any parent corporation of the Company, then: (a) the Incentive Option must expire not later than five years after its Date of Grant; and (b) the exercise price of the Incentive Option must be not less than 110% of the Market Value of a Share on the Date of Grant of the Incentive Option. Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 30 calendar days following the date when the Participant is given written notice of the award. Unless a Participant's Option Agreement expressly provides otherwise, every Stock Option will be exercisable in serial increments after each Option Year as follows:

                                              Percentage Exercisable
   After Option Year              Per Option Year             Cumulatively

         1                              20%                        20%
         2                              20%                        40%
         3                              20%                        60%
         4                              20%                        80%
         5                              20%                       100%


In no event, however, is any Stock Option permitted to be exercisable during the first six months after its Date of Grant. Subject to the foregoing limitations, the Administrative Committee may impose on an award of a Stock Option any terms and conditions that it determines to be desirable, including performance criteria, forfeiture provisions, and additional or different vesting conditions. Extension of the expiration date of a Stock Option is not permitted. In calculating the stock ownership of any person for purposes of the foregoing, the attribution rules of section 424(d) of the Internal Revenue Code will apply.

          3.5 INCENTIVE OPTIONS. Notwithstanding anything in this Plan to the contrary, an Incentive Option must satisfy the following additional requirements:

         (a) The Incentive Option must be designated as an "incentive stock option" by the Administrative Committee when it is granted;

         (b) This Plan must be approved by the shareholders of the Company within 12 months before or after its effective date;






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

         (c) The maximum number of Shares subject to any Stock Options granted to a Participant must not result in the Participant having the right to exercise for the first time during any one calendar year, under all incentive stock options granted to the Participant under all benefit plans of the Company, its Subsidiaries, and any parent corporation of the Company, options to purchase Shares having a Market Value in excess of $100,000 (determined as of the date of grant of each incentive stock option); and

         (d) The Incentive Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for incentive stock options and any policies adopted by the Administrative Committee with respect to incentive stock options.

         If an Incentive Option is granted for a number of Shares having an aggregate Market Value on the Date of Grant in excess of $100,000, then, notwithstanding anything in this or the relevant Option Agreement to the contrary, the Incentive Option will be exercisable in each calendar year as to only that number of Shares having a Market Value on the Date of Grant of not more than $100,000. However, the number of Shares as to which an Incentive Option is exercisable in any one calendar year is cumulative, so, if the Incentive Option is not exercised to the fullest extent allowed in any one calendar year, the unexercised portion will accumulate and carry forward to ensuing years. For example, if in 1998, the Company were to grant an Employee an Incentive Option to purchase 100,000 Shares at an exercise price of $5.00 per share (which was the then current Market Value), the Incentive Option would be exercisable with respect to only 20,000 Shares during 1998, and the Incentive Option would become exercisable with respect to 20,000 additional Shares in each successive year (1999 through 2002). If the Participant elected to purchase only 10,000 Shares pursuant to the Incentive Option during 1998, the Participant could purchase up to 30,000 Shares in 1999, and, if no additional purchases were made in 1999, the Participant could purchase up to 50,000 Shares in 2000 (carry forward of 10,000 Shares from 1998 and 20,000 Shares from 1999; plus 20,000 Shares in 2000).

         3.6.NONTRANSFERABILITY OF STOCK OPTIONS. EXCEPT TO THE EXTENT PROVIDED IN THE OPTION AGREEMENT, A Participant is prohibited from transferring a Stock Option, any interest in it, or any right under an Option Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Stock Option and the Participant's rights under it and the related Option Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Stock Option by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under the related Option Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.





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

                                   ARTICLE IV
                           EXERCISE OF STOCK OPTIONS

         4.1 EXERCISE METHOD. Subject to limitations imposed by this Plan and the Option Agreement, a Participant may exercise a Stock Option as a whole or in part in increments of at least 100 shares at any time and from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. A Stock Option must be exercised for a number of whole Shares and is not exercisable for a fraction of a Share. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any and all other reasonable requirements established by the Administrative Committee for the exercise of Stock Options. The exercise date of a Stock Option will be the date when (i) the Company has received the written notice of exercise and full payment of the exercise price, (ii) the Participant has paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and
(iii) any and all other requirements of exercise established by the Administrative Committee have been satisfied.

         4.2 PAYMENT OF EXERCISE PRICE. A Participant may pay all or any part of the exercise price and any applicable tax withholding for any Shares to be purchased pursuant to exercise of a Stock Option by any combination of the following methods:

                 (a) By bank draft, money order, or personal check payable to the order of the Company; or

                 (b) By delivering to the Company the Participant's written election for the Company to withhold a portion of the Shares otherwise issuable to the Participant pursuant to the exercise of the Stock Option;

                 (c) By transferring to the Company outstanding Shares that have been owned by the Participant for more than six months on the exercise date of the Stock Option; or

                 (d) To the extent approved in advance by the Administrative Committee, by delivering to the Company a copy of irrevocable instructions that have been provided by the Participant to a financial institution or a securities broker-dealer to pay promptly to the Company all or a portion of the proceeds from either a sale of the Shares to be purchased pursuant to the






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

         exercise of the Stock Option or a loan to be secured by a pledge of all or a portion of those Shares.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price or any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option, as determined pursuant to section 4.1. The foregoing provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved in advance by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment of the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate representing those Shares has been delivered to the person exercising the Stock Option.

         4.3 TAX WITHHOLDING. The Administrative Committee, in its sole discretion, may require a Participant to pay to the Company when the Participant exercises a Stock Option the amount (if any) that the Company considers necessary to satisfy its legal obligation to withhold any local, state, or federal taxes (including FICA, income, and Medicare taxes) imposed by any governmental authority as a result of the exercise of the Stock Option, and the Company may defer delivery of any Shares purchased pursuant to the Stock Option until it has been paid or indemnified to its satisfaction for those taxes. A Participant may pay to the Company any requisite tax withholding by any of the methods of payment authorized for payment of the exercise price for Shares purchased pursuant to the Stock Option. If an exercise of a Stock Option does not give rise to any tax withholding obligation on the date of exercise but is reasonably expected to do so at a future time, the Administrative Committee (in its sole discretion) may require the Participant to place the Shares purchased pursuant to the Stock Option in escrow for the benefit of the Company until tax withholding is required for the amounts included in the Participant's gross income as a result of the Participant's exercise of the Stock Option. At that time, the Administrative Committee (in its discretion) may require the Participant to pay to it an amount that it considers sufficient to satisfy the tax withholding obligation incurred by it as a result of the Participant's exercise of the Stock Option, in which case the Company shall promptly release to the Participant the escrowed Shares.

        4.4 EXERCISE CONDITIONS. A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee, except as otherwise provided in this Plan and in the Option Agreement. If a Participant's employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), the Participant may exercise her or his Stock Option within 90 calendar days following the date of termination of employment. If a Participant dies or ceases to be an Employee because of a disability at a time when the Participant is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for one year after the Participant's death or disability by the Participant or the Participant's guardian (in the case of disability) or the Participant's heir or personal representative (in the case of death). Notwithstanding the foregoing, a Stock Option is never exercisable later than its stated expiration date. After the death, disability, or termination of employment of a Participant, a Stock Option of the Participant will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when the Participant ceased to be an Employee (subject to any adjustment required by section 5.1). A Stock Option will terminate to the extent that it ceases to be exercisable for any of the Shares subject to it.

        4.5 CANCELLATION AND RESCISSION OF STOCK OPTIONS. Unless the Stock Option Agreement specifies otherwise, the Administrative Committee may cancel any Stock Options at any time if the Participant is not in compliance with all applicable provisions of the Plan, the Stock Option Agreement, and with the following conditions:

                 (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Administrative Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers, and competitors of the Participant's assuming the post-employment position, guidelines for business conduct established by the Company, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10 percent equity interest in the organization or business.

                 (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

                 (c) A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

                 (d) Upon exercise pursuant to a Stock Option, the Participant shall certify in the notice of exercise that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b), or (c) of this section 4.5 prior to, or during the six months after, any exercise pursuant to a Stock Option shall cause such exercise to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized as a result of the rescinded exercise, pursuant to a Stock Option. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise.

         4.6 RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of this Plan, solely for issuance upon the exercise of Stock Options, the number of Shares issuable at any time pursuant to the exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of each Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant to the exercise of Stock Options, the number of Shares issuable at any time upon the exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates. Promptly after a Stock Option is validly exercised, the Company shall issue and deliver to the order of the person who exercised the Stock Option a stock certificate representing that number of fully-paid and nonassessable Shares that were purchased pursuant to the exercise of the Stock Option, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the exercise date of the Stock Option. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates representing Shares purchased pursuant to the exercise of Stock Options.

         4.7 LEGAL COMPLIANCE. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under the Plan will bear such legends and statements as the Administrative Committee considers advisable to assure compliance with those laws, rules, and regulations. In addition, the Administrative Committee may require a Participant, as a condition to the grant or exercise of a Stock Option, to provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others. A Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of a Stock Option by an heir, guardian, or personal representative of a Participant, the Administrative Committee may require reasonable evidence of the person's legal ownership of the Stock Option and any consents and releases of governmental authorities as it determines are advisable.

                                   ARTICLE V
                             ADDITIONAL PROVISIONS

         5.1 ANTIDILUTION. If the Company does any of the following (a "Dilutive Event") at any time before the exercise or expiration of a Stock
Option: (a) splits or subdivides its then-outstanding Shares into a greater or different number of Shares; (b) reduces the then-outstanding number of Shares by a reverse stock-split or by otherwise combining those Shares into a smaller number of Shares; (c) effects any other capital adjustment, recapitalization, reorganization, or reclassification that has the effect of increasing or decreasing proportionately the number of outstanding Shares then held by each shareholder; (d) distributes any of its assets to its shareholders pro rata as a partial liquidation or return of capital; or (e) declares, issues, or distributes to the holders of its Common Stock, without separate payment therefor, (i) a noncash dividend payable in any property or securities of the Company, including additional Shares, or (ii) any cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the subsequent exercise of a Stock Option after the record date for, or the occurrence of, each Dilutive Event, the Participant will be entitled to receive, in exchange for the exercise price specified in the Stock Option, and in addition to (or in substitution for in the case of a reduced number of Shares), the Shares otherwise issuable upon exercise of the Stock Option, the additional (or reduced) amount of Shares and other securities and property (including cash) resulting from the Dilutive Event that he would have been entitled to receive if (A) he had exercised the Stock Option on the Date of Grant (even if the Stock Option was not exercisable then) and had been the record owner of the number of Shares resulting from the exercise during the period beginning on that date and ending on the actual exercise date of the Stock Option, and (B) he had retained all Shares and other securities and property (including cash) receivable by him during that period, after giving effect to all the Dilutive Events that occurred during that period.

         5.2     CHANGE IN CONTROL.

                 (a) Generally. If a Change in Control occurs, all outstanding Stock Options will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any of the Change in Control transaction (the "Effective Date") and, at the election of the Board of Directors, the Company may terminate the Plan, in which case the holder of each outstanding Stock Option will be entitled to payment of the amount by which the Market Value of all Shares subject to the Stock Option on the Effective Date exceeds the Market Value of all those Shares as of the Date of Grant of the Stock Option, in full settlement of all the holder's rights and interests in the Stock Option.

                 (b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue this Plan and each Stock Option granted under the Plan will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the "Ratio") used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

                 (c) Special Rules in Case of Cash Acquisition. In the case of a Change in Control transaction in which the Shareholders will receive consideration for their Shares (such as cash or debt) other than common stock of the acquirer and the Company has elected pursuant to (a) above to terminate the Plan and pay the spread of the Market Value on the Effective Date over the Market Value on the Date of Grant, each holder of a stock option may elect to defer the payment and settlement following termination of the Plan by up to six months and one day after the Effective Date.

         5.3 AMENDMENT, AND TERMINATION. The Board of Directors may alter, amend, suspend, or terminate this Plan at any time without approval of the Company's shareholders, unless the approval of the Company's shareholders is required to comply with applicable law or any rule or regulation of a stock market or exchange on which the Shares are traded or quoted. An amendment or termination of this Plan, whether with or without the approval of the Company's shareholders, that would adversely affect any right or obligation of a Participant under an outstanding Stock Option will not be valid or effective as to that Stock Option without that Participant's written consent.

         5.4 EXPENSES AND PROCEEDS. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

         5.5 MARKET VALUE DETERMINATIONS. If trading in the Shares, or a price quotation for the Shares, does not occur on a date when the Market Value is required to be determined under either this Plan or an Option Agreement, the next preceding date when Shares were traded or a price was quoted will control the determination of the Market Value.

         5.6 SECTION 16(b) EXEMPTIONS. With respect to Participants subject to section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Plan or action by the Administrative Committee fails to so comply, it shall be null and void to the extent permitted by law and determined by the Administrative Committee. In furtherance of the foregoing objective, the Administrative Committee may include in an Option Agreement with a Participant who is subject to section 16 of the Exchange Act any additional conditions or restrictions that are required to qualify the grant and exercise of the Stock Option for exemption under Rules 16b-3 and 16b-6 or any future rule providing an exemption for the award, grant, and exercise of stock options.

         5.7 DURATION AND EFFECTIVE DATE. This Plan will become effective as of February ____, 1998, subject to approval by the Company's shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to award any Stock Options after the termination date of this Plan.

EFFECTIVE DATE: FEBRUARY ___, 1998

ADOPTED BY BOARD OF DIRECTORS                ADOPTED BY SHAREHOLDERS ON
ON FEBRUARY ____, 1998                       MAY ___, 1998

                                             STERILE RECOVERIES, INC.

                                             By:___________________________
                                                  Bertram T. Martin, Jr.
                                                  President
ATTEST:                                        [CORPORATE SEAL]

_____________________________
James T. Boosales, Secretary